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                                                                 EXHIBIT 10.12.1







                  SAVINGS PLAN OF THE CONNECTICUT WATER COMPANY

                            SUMMARY PLAN DESCRIPTION


             ======================================================


                         CONNECTICUT WATER SERVICE, INC.






                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933.


                                 October 1, 2000
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INTRODUCTION

Effective 10/01/2000, Connecticut Water Company has amended the Savings Plan of the Connecticut Water Company designed to help you meet your financial needs during your retirement years. The Plan was originally effective on 01/01/1985 and its plan sequence number is 003. The plan sequence number identifies the number of qualified plans that Connecticut Water Company currently maintains or has previously maintained.

On October 1, 2000, the Connecticut Water Company amended the Plan to, among other things, allow you to invest your Employee 401(k) contributions in the common stock, no par value, of Connecticut Water Service, Inc., the parent corporation of the Connecticut Water Company (the Company Stock) beginning on December 18, 2000. The addition of Company Stock as an investment option under the Plan with respect to your Employee 401(k) Contributions requires that a Registration Statement be filed with the Securities and Exchange Commission covering the Company Stock to be purchased under the terms of the Plan.

Connecticut Water Service, Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-8 to register [200,000] shares of Company Stock and related participation interests in the Plan. The registration statement covering [200,000] shares of Company Stock and related participation interests was filed on December 8, 2000 (Form S-8 File No. 333-______).

As used in this document, the term "Company" refers to the Connecticut Water Company; the term "Parent Company" refers to Connecticut Water Service, Inc.; and the term "Company Stock" means common stock of Connecticut Water Service, Inc.

To become a Participant in the Plan, you must meet the Plan's eligibility requirements. Once you become a Participant, Connecticut Water Company will maintain an Individual Account for you. Each Plan Year your account will be adjusted to reflect contributions, gains, losses, etc. The percentage of your account to which you will be entitled when you terminate employment depends on the Plan's vesting schedule. These features are explained further in the following pages.

The actual Plan is a complex legal document that has been written in the manner required by the Internal Revenue Service (IRS) and is referred to as the Basic Plan Document. This document is called a Summary Plan Description (SPD) and explains and summarizes the important features of the Basic Plan Document. Connecticut Water Company may make contributions to this Plan. In addition, you may be able to elect to reduce your annual taxable income by deferring a portion of your Compensation into the Plan as Employee 401(k) Contributions. You should consult the Basic Plan Document for technical and detailed Plan provisions. The legal operation of the Plan is controlled by the Basic Plan Document and not this SPD.

If at any time you have specific questions about the Plan as it applies to you, please bring them to the attention of the Plan Administrator whose address and telephone number appear in Section One of this SPD. You may also examine the Basic Plan Document itself at a reasonable time by making arrangements with the Plan Administrator.

INCORPORATION BY REFERENCE

This Summary Plan Description (SPD), the current Appendix to the SPD and any subsequent Appendix to the SPD, and the documents incorporated by reference in the registration statement on Form S-8 for the Plan constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. The following documents filed by the Parent Company with the SEC are incorporated by reference in the registration statement:

- The Parent Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, which contains audited financial statements for the fiscal year ended December 31, 1999;

- The Parent Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2000; June 30, 2000, and September 30, 2000;

- The Parent Company's definitive proxy statement pursuant to Schedule 14A filed with the SEC on March 14, 2000; and

- The description of the Parent Company's common stock which is contained in its Form S-4 registration statement on Form S-4 filed on June 17, 1999, including any amendment or report filed for the purpose of updating such description.

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Any statement contained in a document incorporated or deemed to be incorporated by reference into this SPD will be deemed to be modified or superseded for purposes of this SPD to the extent that a statement contained in this SPD or any other subsequently filed document that is deemed to be incorporated by reference into this SPD modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this SPD.

AVAILABLE INFORMATION

A copy of the Parent Company's annual report to stockholders for each fiscal year, and copies of all reports, proxy statements, and other communications distributed to stockholders of the Parent Company generally, will be delivered to each employee who receives this SPD unless such employee otherwise receives a copy of such annual report as a stockholder of the Parent Company, in which case the Parent Company will furnish a copy to the employee on written request.

The Company will provide without charge to each person to whom a copy of this SPD is delivered, upon the written or oral request of any such person, a copy of any or all of the above documents incorporated by reference in the registration statement (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information or documents which the SPD incorporates). Requests should be directed to:

         Plan Administrator of the Savings Plan
         for the Connecticut Water Company
         c/o Connecticut Water Company
         93 West Main Street
         Clinton, CT  06413
         Telephone Number:  (860) 669-8630

The Parent Company files reports, proxy statements and other information with the SEC. Copies of such Parent Company reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

         Judiciary Plaza            Citicorp Center         Seven World Trade Center
            Room 1024           500 West Madison Street             13th Floor
     450 Fifth Street, N.W.           Suite 1400            New York, New York 10048
     Washington, D.C. 20549     Chicago, Illinois 60661

Reports, proxy statements and other information concerning the Parent Company may also be inspected at:

         The National Association of Securities Dealers
         1735 K Street, N.W.
         Washington, D.C. 20006

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding the Parent Company. The Internet address of the SEC Website is http://www.sec.gov.

THE SHARES OF COMPANY STOCK TO BE ISSUED TO PARTICIPANTS IN THE PLAN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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CONTENTS OF THE SUMMARY PLAN DESCRIPTION

         SECTION ONE       DEFINITIONS

         SECTION TWO       ELIGIBILITY AND PARTICIPATION
                           Information in this section includes:
                           Service Requirements
                           How Hours of Service Are Counted
                           When You Can Participate in the Plan

         SECTION THREE     FUNDING & ADMINISTRATION OF THE PLAN
                           Information in this section includes:
                           Plan Contribution Sources, Allocations and Limitations
                           Compensation
                           Plan Administration and Management
                           Self Direction of Investments

         SECTION FOUR      DISTRIBUTION OF BENEFITS AND VESTING
                           Information in this section includes:
                           Benefit Eligibility
                           Distribution of Benefits
                           Determining Your Vested Amount
                           Restrictions or Penalties on Distributions
                           Payouts to Your Beneficiaries

         SECTION FIVE      CLAIMS PROCEDURE
                           Information in this section includes:
                           What to do to Receive Benefits
                           How to File a Claim

         SECTION SIX       MISCELLANEOUS
                           Information in this section includes:
                           Borrowing From the Plan
                           Plan Termination
                           Break in Service Situations

         SECTION SEVEN     RIGHTS UNDER ERISA
                           Information in this section includes:
                           The Rights and Protections a Plan Participant is Entitled to
                           Under the Employee Retirement Income Security Act


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SECTION ONE:  DEFINITIONS

The following definitions are used in the text of this SPD. These words and phrases are capitalized throughout the SPD for ease of reference.

COMPENSATION - means the earnings paid to you by Connecticut Water Company.

EMPLOYEE - means any person employed by Connecticut Water Company.

EMPLOYEE 401(k) CONTRIBUTIONS - means the dollars you put into the Plan through before-tax payroll deductions.

EMPLOYER - means Connecticut Water Company, the corporation maintaining this Plan.

EMPLOYER CONTRIBUTION - means the amount contributed to the Plan on your behalf by Connecticut Water Company.

INDIVIDUAL ACCOUNT - means the contribution account established and maintained for you which is made up of all contributions made by you or on your behalf.

MATCHING CONTRIBUTION - means a contribution made by Connecticut Water Company to the 401(k) Plan on your behalf based upon your Employee 401(k) Contributions.

PARTICIPANT - means an Employee who has met the eligibility requirements, has entered the Plan, and has become eligible to make or receive a contribution to his or her Individual Account.

PAYROLL DEDUCTION FORM - means the agreement you sign to authorize Connecticut Water Company to deduct your Employee 401(k) Contributions from your Compensation and put them into the 401(k) Plan.

PLAN - means the Savings Plan of The Connecticut Water Company. The Plan is governed by a legal document containing various technical and detailed provisions. The Plan Administrator has a copy of the Plan document.

PLAN ADMINISTRATOR - The Plan Administrator is responsible for directly administering the Plan. Connecticut Water Company is the Plan Administrator of this Plan and is therefore responsible for the day-to-day administration and management of the Plan. To ensure efficient and sound operation and management of the Plan, Connecticut Water Company has the discretionary authority to appoint other persons as may be necessary to act on its behalf or assist in performing these responsibilities. The address and phone number of Connecticut Water Company are listed below.

Connecticut Water Company
93 West Main Street
Clinton, CT  06413
860-669-8630

PLAN YEAR - means the twelve month period ending on 12-31.

SECTION TWO: ELIGIBILITY AND PARTICIPATION

SERVICE REQUIREMENTS

Employee 401(k) Contributions

You will become eligible to enter the Plan and begin making Employee 401(k) Contributions after your have completed 6 months of service for Connecticut Water Company.

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Matching Contributions

You will become eligible to enter the Plan and receive Matching Contributions after you have performed 6 months of service for Connecticut Water Company.

Profit Sharing Contributions

You will become eligible to enter the Plan and receive Profit Sharing Contributions after you have performed 6 months of service for Connecticut Water Company.

HOW HOURS OF SERVICE ARE COUNTED

Your hours of service are generally counted on the basis of the actual number of hours you work or for which you are entitled to Compensation. For each type of contribution for which you are required to perform a fractional Year of Eligibility Service, instead of counting hours of service for purposes of determining your number of Years of Eligibility Service, you will receive credit for the period of time during which you are paid or entitled to pay from Connecticut Water Company.

However, since this is an amendment and restatement of an existing Plan, you will not be required to satisfy the eligibility requirements stated above if you were a Participant in the prior Plan.

You will continue to participate in the Plan as long as you do not incur a break in service. A break in service is a 12 consecutive month period during which you fail to work in excess of 1 hours. However, no break in service will occur if the reason you did not work more than the required number of hours was because of certain absences due to birth, pregnancy or adoption of children, military service or other service during a national emergency during which your re-employment under a federal or state law is protected and you do, in fact, return to work within the time required by law.

SECTION THREE: PLAN FUNDING AND ADMINISTRATION

PLAN CONTRIBUTION SOURCES, ALLOCATIONS AND LIMITATIONS

Employee 401(k) Contributions

Effective 10/01/2000 (or the date you begin participating in the Plan, if later), you may make before-tax contributions to the Plan through payroll deduction. Such contributions are called Employee 401(k) Contributions.

To begin making Employee 401(k) Contributions, you must complete and sign a Payroll Deduction Form. Once you become eligible to participate in the Plan, Connecticut Water Company will provide you with such form.

For example, assume your compensation is $15,000. You wish to make an Employee 401(k) Contribution to the Plan and sign a Payroll Deduction Form authorizing an Employee 401(k) Contribution of 5% of your Compensation. As a result, Connecticut Water Company will pay you $14,250 as gross taxable income and will deposit your 5% Employee 401(k) Contribution (i.e., $750) into the Plan for you.

Limits on Employee 401(k) Contributions

Federal tax laws and plan documents govern the amount of Employee 401(k) Contributions which you may make. Specifically, federal law places two annual limits on the amount you may defer into a 401(k) plan - an individual limit and an average limit.

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Individual Limit

Federal tax law limits the amount you can put into the Plan during each of your tax years (generally, a calendar year). This amount is indexed periodically for changes in the cost-of-living index (e.g., 2000 limit of $10,500). This limit applies to all Employee 401(k) Contributions you make during your tax year to any 401(k) plans maintained by your present or former employers.

If you defer more than you are allowed, you must submit in writing for the return of the excess to Connecticut Water Company no later than March 1.

The excess amount and any earnings you may have received on the excess must be taken out of the Plan by April 15 of the year following the year the money went into the Plan. The excess amounts will appear on your Form W-2 and will be taxable income for the year in which you put the excess into the Plan. If the excess is not removed from the Plan by April 15, you will have to pay additional income tax.

EXAMPLE: You deferred $100 more than the law allows in your tax year and you had earnings of $10 on the excess. You removed your $100 excess and the $10 earnings by April 15 of the following year. The excess will be reported on your Form W-2 for the year deferred and you will pay income tax on that amount.

Average Limits

Tax law defines a group of an employer's employees known as highly compensated employees. Highly compensated employees making Employee 401(k) Contributions are limited in the percent of their compensation which they defer based on the average percent of compensation deferred by the non-highly compensated group of employees during the Plan Year. If these limits apply to you, Connecticut Water Company can give you additional information about them.

Plan Specific Limitations

Upon completion of a Payroll Deduction Form, your compensation will be reduced each pay period by the percent you specify. Connecticut Water Company permits you to defer a percentage of your Compensation from 1% to 15% in increments of 1% each Plan Year.

To change the amount of your Employee 401(k) Contributions, you must complete and sign a revised Payroll Deduction Form and return it to Connecticut Water Company at least 30 days before the change will take effect or a lesser number of days if Connecticut Water Company permits. You may change your Payroll Deduction Form as of the first day of any quarter.

To discontinue making Employee 401(k) Contributions, you must complete and sign a revised Payroll Deduction Form. You may discontinue making Employee 401(k) Contributions as of the first day of any quarter.

If you stop making deferrals, you must wait until the beginning of the next quarter before you may begin making deferrals again.

Matching Contributions

Individual Limits

Matching Contributions are Employer Contributions which are contributed to the Plan based on your Employee 401(k) Contributions. Effective 10/01/2000 (or the date you begin participating in the Plan, if later), Connecticut Water Company will make Matching Contributions to the Plan equal to 50% of your Employee 401(k) Contributions.

However, Matching Contributions will not be made with respect to your contributions in excess of 4% of your compensation.

To share in the Matching Contribution, you must be a Participant in the Plan on at least one day of the Plan Year and make Employee 401(k) Contributions.

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Average Limits

Tax law defines a group of an employer's employees known as highly compensated employees. Highly compensated employees receiving Matching Contributions are limited in the amount of Matching Contributions which they may receive based on the average Matching Contribution (as a percent of compensation) received by the non-highly compensated group of employees during the Plan Year. If these limits apply to you, Connecticut Water Company can give you additional information about them.

Profit Sharing Contributions

Each year, the managing body of Connecticut Water Company will determine the amount, if any, which it will contribute to the Plan. CONNECTICUT WATER COMPANY'S Employer Contributions to a the Plan will range from 0% to 1% of participants' compensation each year.

In addition, you must work at least 1000 hours of service during the Plan Year to receive a contribution. The hour of service requirement will be waived, however, if you die, or if you separate from service after attaining normal retirement age or after becoming disabled.

Finally, in order to be eligible to receive a profit sharing contribution, you must be employed on the last day of the Plan Year. The last day requirement will be waived, however, if you die, or if you separate from service after attaining normal retirement age or becoming disabled.

Please note, employees who are participants in the Connecticut Water Service, Inc. Performance Stock Program will not be eligible to receive an allocation of any Employer Profit Sharing Contribution made pursuant to Section 11 of the Adoption Agreement.

If you satisfy the requirements and are entitled to a profit sharing contribution, you will receive a pro rata allocation based on your Compensation in relation to the Compensation of all Participants entitled to profit sharing contributions.

For example, assume you are one of 10 Participants in the Plan and your Compensation is $10,000. Assume further the Compensation of all Participants when added together equals $100,000. The ratio of your Compensation ($10,000) to that of all Participants ($100,000) is 1/10. Therefore, 1/10 of the contribution made by your Employer to the Plan will be allocated to your account.

Qualified Nonelective Contributions (QNECs)

QNECs may be made by Connecticut Water Company to satisfy special nondiscrimination rules which apply to the Plan. These contributions are fully vested when made and are subject to the same restrictions on withdrawals applicable to Employee 401(k) Contributions.

Rollover and Transfer Contributions

Connecticut Water Company allows you to make rollover contributions, regardless of whether you have become a Participant in the Plan. You are 100% vested in your rollover contributions at all times and may withdraw them from the Plan at any time.

Connecticut Water Company allows you to make transfer contributions, regardless of whether you have become a Participant in the plan. You are 100% vested in your transfer contributions and may withdraw them from the Plan at any time. However, assets transferred from a money purchase pension plan to this Plan may not be distributed before your retirement, death, disability or severance from employment or prior to plan termination.


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Annual Additions Limitation

In spite of the contribution/allocation formulas described earlier, federal law limits the annual amount which may be allocated to your account to the lesser of $30,000 or 25% of your Compensation.

COMPENSATION

The definition of compensation for plan purposes can vary for many reasons. For example, federal tax law may require use of one definition of compensation for nondiscrimination testing and another definition for contribution allocation purposes. In addition, federal tax law permits employers such as Connecticut Water Company to choose the definition of compensation which will be used for other purposes. Regardless of the various definitions of compensation which may be required or allowed, however, in the event your Compensation exceeds $170,000 per year, only the first $170,000 will be counted as Compensation under the Plan. This $170,000 cap will be adjusted periodically by the Internal Revenue Service for increases in the cost-of-living.

In spite of the definitions of compensation listed above, compensation with respect to any source of money will include only that compensation from the time you become a Participant in the Plan for ADP/ACP testing and other general Plan purposes.

PLAN ADMINISTRATION AND MANAGEMENT

All contributions made to the Plan on your behalf will be placed in a trust fund established to hold dollars for the benefit of all Participants. Connecticut Water Company will establish and maintain an Individual Account for you and all Participants. Your Individual Account will be used to track your share in the total trust fund.

INVESTMENT OF CONTRIBUTIONS

As a Participant in this Plan, you direct the investment of your account (s). Your Plan provides a menu of investment options from which you may select your investments. You may modify your investment elections, transfer existing account balances, and obtain information regarding your investments on a daily basis.

The Plan Administrator has selected investment funds in which you and the other participants may choose to invest. A Company Stock Fund has been added as an investment option beginning ____________ ___, 2000. A brief description of each current investment fund available under the Plan is contained in the Appendix to this SPD. There is no minimum or maximum percentage of your Plan account which may be invested in the Company Stock Fund or any other investment fund offered under the Plan; however, investment advisors often recommend that participants consider diversifying investments and not investing more than 20% of their overall investment assets in the stock of a single company.

The Plan Administrator or the 401(k) Plan Committee may from time to time add new investment funds or eliminate existing investment funds AND MAY CHANGE OR ADD AN ADDITIONAL INVESTMENT MANAGER. You will be notified in the event any such action is taken by the Plan Administrator.

The investment options range from a relatively low risk fund generally with lower returns, to a higher risk equity fund, with the potential for higher returns.

Before you make your investment decision, you should carefully consider your investment goals. The Plan Administrator will provide you with information in a current Appendix to the SPD that summarizes the general investment goals and the past investment performance of the investment funds as they exist from time to time. In addition, you may request from the Plan Trustee(s) copies of prospectuses, financial statements or any other materials relating to the funds, to the extent such information is provided to this Plan, and a description of the annual operating expenses of each fund, such as investment management fees, administration fees and transaction costs. The Company intends to pay the administrative costs of the Plan, such as Trustee and accounting fees, but reserves the right to have the Plan pay part or all of such costs at any future time.


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This Plan is intended to constitute a plan described in section 404(c) of the
Employee Retirement Income Security Act of 1974, as amended (ERISA) and Title 29 of the Code of Federal Regulations section 2550.404c-1. As a result, the fiduciaries of this Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by you or your beneficiary.

You will receive written reports on the status of your Plan account on a quarterly basis, and you may obtain daily information on a daily basis by using the Voice Response System or the Internet site.

You should be aware that your investment decisions will ultimately affect the retirement benefits to which you will become entitled. Your Employer and the Plan Trustee(s) cannot provide you with investment advice, nor are they obligated to reimburse any participant for any investment loss that may occur as a result of his or her investment decisions. There is no guarantee that any of the investment options available in this Plan will retain their value or appreciate. You should also remember that all investments have some element of risk. Therefore, you should select your investments based on your own financial and retirement needs. In addition, it is important to remember that, like the stock market, stock investments can go down as well as up. If that should happen, as it probably will from time to time, the dollar value of all amounts invested in stock will decrease.

SECTION FOUR: DISTRIBUTION OF BENEFITS AND VESTING

BENEFIT ELIGIBILITY

Certain events must occur before you can withdraw money from the Plan. In general, benefits may be withdrawn upon termination of employment after attaining normal retirement age or upon Plan termination.

Normal retirement age under this Plan is age 65.

In addition, you may withdraw your Employee 401(k) Contributions if you:

         -  attain age 59 1/2 but continue to work

         -  incur a financial hardship

         -  terminate employment before attaining normal retirement age

         -  become disabled

         - qualify for in-service distributions on account of financial hardship

You will satisfy the Plan's early retirement age requirements upon attainment of age 55.

Under your Plan, the only financial needs which are considered to meet the financial hardship requirements are the following items: deductible medical expenses for you or your immediate family, purchase of your principal residence, payment of tuition and related educational fees for the next 12 months for you or your immediate family, or to prevent eviction from your home or foreclosure upon your principal residence. A hardship distribution cannot exceed the amount of your immediate and heavy financial need and you must have obtained all distributions and all nontaxable loans from all Plans maintained by Connecticut Water Company prior to qualifying for a hardship distribution. Hardship distributions are subject to a 10% penalty tax if received before you reach age 59 1/2. Your Elective Deferrals will be suspended for 12 months after receipt of the hardship distribution.


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DISTRIBUTION OF BENEFITS

Form of Payment

Payments from the Plan that are eligible rollover distributions can be taken in two ways. You may have all or any portion of your eligible rollover distribution either (1) paid in a direct rollover to an IRA or another employer plan or (2) paid to you. If you choose to have your Plan benefits paid to you, you will receive only 80% of the payment, because Connecticut Water Company is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

Connecticut Water Company will give you more information about your options around the time you request your payout from the Plan. That information will, among other things, define an eligible rollover distribution.

If your vested Individual Account (i.e., the amount of money in the Plan you are entitled to) is no more than $5,000, your benefits will be paid, either directly to you or as a direct rollover to an IRA or another plan, in a single lump sum payment. If your vested Individual Account is more than $5,000, your benefits under the Plan will be made in a form other than an annuity.

Timing of Benefit Payments

If the value of your Individual Account is no more than $5,000, Connecticut Water Company may direct that your benefits be paid within 90 days after the end of the Plan Year in which you become eligible to receive them.

If your account is more than $5,000, your funds may be left in the Plan until you submit a written request to Connecticut Water Company for payment. However, you must begin taking required minimum distributions at age 70 1/2 if you are a five- percent or more owner of your Employer. If you are not a five percent or more owner, you must begin taking required minimum distributions from the Plan by April 1 of the year after the year in which you turn age 70 1/2 or, if later, April 1 of the year after the year in which you separate from service. Connecticut Water Company can provide you with the proper request forms. Once you have returned the completed request to Connecticut Water Company, payment will be made no later than 90 days after the close of the Plan Year in which Connecticut Water Company received your request.

Required Minimum Distributions

The tax laws and regulations require you to start taking minimum distributions from the Plan by April 1 of the year after the year in which you turn 70 1/2 years of age if you are a five percent or more owner of your Employer. If you are not a five percent or more owner, you must begin taking minimum distributions from the Plan by April 1 of the year after the year in which you turn age 70 1/2 or, if later, April 1 of the year after the year in which you separate from service. Minimum distributions must continue every year thereafter and must be taken by December 31. In general, the amount of the annual minimum distribution is determined by dividing the balance in your Individual Account by your life expectancy or the joint life expectancy of you and your Plan beneficiary.

DETERMINING YOUR VESTED AMOUNT

CONNECTICUT WATER COMPANY HAS SELECTED THE 100% VESTING SCHEDULE UNDER WHICH ALL PARTICIPANTS ARE 100% VESTED AT ALL TIMES.

RESTRICTIONS OR PENALTIES ON DISTRIBUTIONS

If you receive a distribution before reaching age 59 1/2, you must pay an additional 10% penalty tax on dollars included in income. There are, however, exceptions to the 10% early distribution penalty. Your tax advisor can assist you in determining if one of the exceptions applies to your distribution.

If the value of your Individual Account is greater than $5,000, your beneficiary will receive a payout(s) in a form other than an annuity.


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SECTION FIVE:  CLAIMS PROCEDURE

WHAT TO DO TO RECEIVE BENEFITS

You or your beneficiary must file a written request with the Plan Administrator in order to start receiving benefits when you become eligible for them or when you die.

HOW TO FILE A CLAIM

A claim should be filed with Connecticut Water Company. You may claim a benefit to which you think you are entitled by filing a written request with Connecticut Water Company. The claim must set forth the reasons you believe you are eligible to receive benefits and authorize Connecticut Water Company to conduct such examinations and take such steps as may be necessary to evaluate the claim.

If your claim is turned down, Connecticut Water Company will provide you or your beneficiary with a written notice of the denial within 60 days of the date your claim was filed. This notice will give you the specific reasons for the denial, the specific provisions of the Plan upon which the denial is based, and an explanation of the procedures for appeal. You or your beneficiary will have 60 days from receipt of the notice of denial in which to make written application for review by Connecticut Water Company. You may request that the review be in the nature of a hearing. You may be represented by an attorney if you so desire. Connecticut Water Company will issue a written decision on this review within 60 days after receipt of the application for review.

SECTION SIX: MISCELLANEOUS

TAX INFORMATION

The Company believes that the Plan is qualified under Section 401(a) of the Internal Revenue Code and that the trust is exempt under Section 501(a) of the Internal Revenue Code. Some of the major tax consequences of a qualified plan are described briefly below. However, this is not intended to be an all-inclusive description of the tax impact of plan participation. Since the tax laws are complex and subject to change, you should consult with your own personal tax adviser as to the specific tax consequences.

1. Contributions made by the Company (including your Employee 401(k) Contributions) on your behalf are generally not taxable to you when they are made. You do not report them as income at that time. However, Employee 401(k) Contributions are subject when earned to social security and unemployment taxes.

2. Any investment earnings or profits received by the Trustee and allocated to your Individual Account are generally not taxable when they are realized by the trust fund or allocated to your Individual Account.

3. Distributions from your Individual Account to you will generally be taxed to you when received by you. If the distribution is eligible to be rolled over to a traditional individual retirement account or other qualified plan, in what is known as an "eligible rollover distribution," you may make such a rollover and avoid current taxation. At the time of a distribution to you, you will receive a special notice describing in general terms the tax consequences associated with your distribution.

4. With certain exceptions, distributions or withdrawals from your Individual Account prior to your attainment of age 59 1/2 will be subject to an additional excise tax equal to 10% of the taxable amount of the distribution or withdrawal. Under one of the exceptions, you will not be subject to the 10% penalty if the distribution is made following separation from service if separation from service occurs after attaining age 55.

5. If you receive a lump sum distribution from the Plan following attainment of age 59 1/2 or following separation from service that includes Company Stock, special rules may apply to the increase in the value of that Company Stock while it was held by the Plan. Generally, you would not be required to pay tax on the increase in value until the shares are sold.

6. Your participation in the Plan may affect your ability to make tax-deductible contributions to a traditional individual retirement account. You should consult your personal tax adviser for further details.

7. Under federal law, distributions generally must be made or commence by April 1 of the year following the year the Participant attains 70 1/2 or retires, whichever is later.

8. Generally, contributions made by the Company to the Plan, including your Employee 401(k) Contributions, matching contributions, and profit sharing contributions, are deductible for corporate income tax purposes by the Company when contributed.


COMPANY STOCK

The Plan offers you a Company Stock Fund along with the other investment fund options. Participants' assets invested in the Company Stock Fund are carried by the Trustee on a unit value accounting system. This means that each participant's interest in the Company Stock Fund is represented by "units" credited by the Trustee to his account in the Company Stock Fund. That is, the participant does not own any of the actual Company stock in the Company Stock Fund, but rather has a participating interest in the cash equivalents (money market investments) and Company stock held in the Company Stock Fund represented by the number of units in the Company Stock Fund credited to his account. The number of units a participant's contributions buy depends on the price of one unit, called the "unit value". To develop the unit value, the Trustee determines the market value of the total number of shares of Company stock in the Company Stock Fund, adds the amount of any cash equivalents and divides this by the total number of units held by all participants who have invested in the Company Stock Fund. Hence, the units in a participant's account represent a pro-rata share of all the assets held in the Company Stock Fund.

Company stock is acquired by the Trustee on a nondiscretionary basis. The Trustee maintains a specific percentage of the Company Stock Fund in cash equivalent assets so as to satisfy requests for participant distributions, transfers to other investment funds, etc. If the cash equivalent assets exceed the specified percentage (for example, because of contributions or transfers from other funds), the Trustee buys Company stock until the specified percentage is reached. Conversely, should the cash equivalent assets fall below the specified level (for example, to make distributions to participants), the Trustee sells Company stock until the specified percentage is reached. Thus, the Trustee does not try to time any purchases or sales of Company stock, which are driven solely by the amount of, or the need for, liquidity of the Company Stock Fund.

The value of the Company Stock Fund, and hence the value of the units in a participant's account, will move with the fluctuations in the market value of the Company stock. In certain cases, the value of the participant's account could, at various times, be less than the dollar amount of the contributions invested by a participant.

BORROWING FROM THE PLAN

Effective Date

As a Participant in this Plan, you may be able to borrow a portion of your vested account balance. The loan program adopted by Connecticut Water Company is effective 10/1/2000 and is available on a uniform basis to all parties in interest to the Plan who meet loan qualification requirements.

Loan Program Administrator

If you have questions regarding the loan program you should contact The Plan Administrator, the person responsible for administering your loan program.

Loan Application Procedure

To apply for a loan under this Plan, you must complete and return to The Plan Administrator a Loan Application Form, furnishing all information requested and pay any required loan application processing fees.

Collateral Pledge

A percentage of your vested account balance equal to the amount borrowed divided by your vested account balance is pledged as security for repayment of loans under this program.

Limitations on Loan Types

Loans from this Plan may be used for any purpose.

Loan Approval Standards

Decisions approving or denying loans from this Plan will be based on the value of your vested individual account balance.

Loan Principal Limitations

The minimum amount you may borrow from this Plan is $1,000.00. The maximum amount you may borrow from this Plan is one-half of your vested account balance or $50,000.

Loan Principal Limitations

The minimum amount you may borrow from this Plan is $1,000.00. You may have two outstanding loans at a time.

Interest Calculations

Interest on Loans from this Plan will be equal to Prime rate as of the end of the calendar quarter, plus 1.00%.

Default Provisions

You will be deemed to have defaulted on your loan if you fail to remit payment in a timely manner as required under the Loan Agreement, breach any of your obligations or duties under the Loan Agreement, or terminate employment.

Upon default, The Plan Administrator is entitled to foreclose its security interest in your vested account balance pledged for repayment upon the occurrence of an event which triggers a distribution of your benefits. In addition, The Plan Administrator will report as taxable any amounts which are deemed distributed as a result of failing to make loan payments.

PLAN TERMINATION

Connecticut Water Company expects to continue the Plan indefinitely. However, in the unlikely event Connecticut Water Company must terminate the Plan, you will become 100% vested in the aggregate value of your Individual Account regardless of whether your vesting years of service are sufficient to make you 100% vested under the vesting schedule(s).

If the Plan terminates, benefits are not insured by the Pension Benefit Guaranty Corporation (PBGC). Under the law, PBGC insurance does not cover the type of plans called defined contribution plans. This Plan is a defined contribution plan and, therefore is not covered.

BREAK IN SERVICE SITUATIONS

If you quit your job, incur a break in service and then return to work, your date of participation depends on whether you had a vested interest in contributions (other than your Employee 401(k) Contributions) at the time you quit and incurred a break in service.

If you had a vested interest, you will participate again upon your return to employment. In addition, your vesting years of service accumulated prior to the time you quit and incurred a break in service will be counted in figuring your vested interest.

If you did not have a vested interest, any eligibility years of service occurring before the break in service will be taken into account and you will begin to participate again upon your return to service unless the number of consecutive one year breaks in service equals or exceeds the greater of five years, or the aggregate number of eligibility years of service preceding the breaks in service. If your period of consecutive breaks in service exceeds your period of prior service, you will be treated as a new employee and will participate again when you satisfy the Plan's eligibility requirements. In addition, any vesting years of service occurring before the break in service will be taken into account in computing your vested interest under the Plan unless the number of consecutive one year breaks of service equals or exceeds the greater of five years or the aggregate number of vesting years of service preceding the breaks in service. For example, if you work for two years, quit without being vested, and then return to employment after a break of two years of more, the Plan will give you vesting credit for the initial two-year period.

SECTION SEVEN:  RIGHTS UNDER ERISA

THE RIGHTS AND PROTECTIONS A PLAN PARTICIPANT IS ENTITLED TO UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT

As a Participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to do the following:

1. Examine, without charge, at the Plan Administrator's office and at other specified locations, all Plan documents, and copies of all documents filed by Connecticut Water Company with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

2. Obtain copies of all Plan documents and other Plan information upon written request to Connecticut Water Company. Connecticut Water Company may make a reasonable charge for the copies.

3. Receive a summary of the Plan's annual financial report. Connecticut Water Company is required by law to furnish each participant with a copy of this Summary Annual Report.

4. Obtain, once a year, a statement of the total pension benefits accrued and the nonforfeitable (vested) pension benefits (if any) or the earliest date on which benefits will become nonforfeitable (vested). The Plan may require a written request for this statement, but it must provide the statement free of charge.


In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called fiduciaries of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including Connecticut Water Company, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have Connecticut Water Company review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from Connecticut Water Company and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require Connecticut Water Company to provide the materials and pay you up to $110 day until you receive the materials, unless the materials were not sent because of reasons beyond the control of Connecticut Water Company. If you have a claim for benefits which is denied, or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay the costs and fees. If you lose, the court may order you to pay these costs and fees. For example, if the court finds your claim is frivolous, expenses may be assessed against you.

If you have any questions about your Plan, you should contact Connecticut Water Company. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area office of the Pension and Welfare Benefit Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquires, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N. W., Washington, D. C. 30210.

Further, if this Plan is maintained by more than one employer, you can obtain, in writing, information as to whether a particular employer is participating in this Plan and, if so, the participating Employer's address. In addition, you may request, in writing, a complete list of Employers participating in this Plan. You may obtain such information by making a written request to Connecticut Water Company. Connecticut Water Company is the most significant (parent) employer of the group of employers maintaining this Plan.

Employer Information

Name:                      Connecticut Water Company
Address:                   93 West Main Street
                           Clinton, CT 06413

Business Telephone:                         860-669-8630
Employer Identification Number:             06-0713930
Employer's Income Tax Year End:             12/31

Agent for Service of Legal Process

The Agent for Service of Legal Process is the person upon whom any legal papers can be served. Service of legal process may be made upon a Plan Trustee, the Employer or the Plan Administrator.

Name:             Connecticut Water Company
Address:          93 West Main Street
                  Clinton, CT.  06413

Trustee Information

Name:             PW Trust Company
Address:          1200 Harbor Blvd, Sixth Floor
                  Weehawken, New Jersey 07087

                      APPENDIX TO SUMMARY PLAN DESCRIPTION

This Appendix supplements the Summary Plan Description (SPD) dated December
18, 2000 that has been provided to all employees of Connecticut Water Company (the "Company") eligible to participate in the Savings Plan of the Connecticut Water Company (the "Plan"). The information contained in this Appendix is to be read in conjunction with the SPD. To the extent that the information contained in this Appendix is inconsistent with information contained in the SPD, the information contained in this Appendix supersedes and replaces the corresponding information in the SPD. If you have misplaced or discarded your SPD, please request an additional booklet from the Company's Human Resources Department and one will be provided to you.

INVESTMENT INFORMATION

Your salary deferral contributions, matching contributions made by the Company, any profit sharing contributions made to the Plan by the Company and rollover contributions will be invested in accordance with your directions in one or more of the funds listed on the attached fund information sheets.

You are provided periodically with summaries of each fund containing more detailed information than the attached summaries, except for the Company Stock Fund, for which bid and asked prices are quoted each weekday in the Wall Street Journal; [Company Stock prices are also available from NASDAQ.com or by contacting the Company's Corporate Secretary at 1-800-428-3985, ext. 3015.

Shares of Company Stock will be purchased at market prices in transactions over securities exchanges as soon as practicable after receiving contributions to the Company Stock Fund. The purchase price of the Company Stock will include brokerage fees and commissions, transfer taxes, and related expenses. Brokers who make such transactions are selected by the Trustee. However, the Trustee may also purchase newly issued or treasury stock from the Company at such prices and on such terms as it deems proper.

There is no guarantee as to the rate of return or preservation of principal for contributions made to the Company Stock Fund. Dividends (if any) and other distributions received on Company Stock, net of Plan expenses attributable to Company Stock held in the Fund, will be reinvested in Company Stock by the Trustee, and each participant's accounts invested in the Company Stock Fund will be credited with the proportionate number of shares.

VOTING RIGHTS

To the extent participant's Plan accounts are invested in Company Stock, each participant may instruct the Trustee how to vote shares of Company Stock. In addition, each participant may decide whether or not to tender shares of Company Stock held in his Plan accounts in case of a tender offer. Before each stockholder's meeting, each participant will receive the voting materials necessary to vote shares of Company Stock held in his Plan accounts. The
Company has established procedures that are intended to ensure that each participant's voting and, if applicable, his tender instructions relating to shares of Company Stock are confidential by providing that voting and tender forms are sent directly to each participant by the Company's transfer agent and by providing that his instructions are sent directly back to the transfer agent. The transfer agent then tabulates the instructions and forwards the results to the Trustee for its action. Subject to its fiduciary responsibilities under ERISA, the Trustee will vote shares that are not voted by participants in the same portion as shares voted by participants and will not tender shares for which no instructions are received.

NO GUARANTEE OF FUND RESULTS

No assurance can be given that results of the various investment funds in future periods will be the same or similar to those reflected in the foregoing paragraphs with respect to fund results in prior periods. Changes in the market value of underlying securities and interest and dividend income, among other things, may cause the rates of return and therefore the value of participants' accounts constantly to vary, sometimes significantly. Accordingly, no past period is necessarily indicative of future performance.

RESTRICTIONS ON RESALE

There are generally no restrictions on resale of Company Stock acquired pursuant to the Plan except for employees who are deemed to be "affiliates" of the Company, and directors or officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"). An affiliate may resell Company Stock acquired under the Plan either pursuant to a registration statement or pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933. For purposes of reselling, an affiliate is basically defined as a control person or one who, directly or indirectly, has the power to direct or cause the direction of the management and policies of the Company. Under Section 16 of the Exchange Act, any profit realized by a director or officer of the Company through the purchase and sale, or any sale and purchase, of any equity security of the Company within a period of six months might be recoverable by the Company. If an employee thinks that he or she might be an affiliate of the Company, or subject to the provisions of Section 16 of the Exchange Act, an attorney should be consulted to determine what steps should be taken to accomplish any such resale under securities laws.

          FUND INFORMATION FOR CONNECTICUT WATER COMPANY SAVINGS PLAN

NAME OF FUND                            TOTAL RETURNS (%) BASED ON CALENDAR YEAR
------------                            ----------------------------------------
EUROPACIFIC GROWTH                         2000*     1999      1998      1997
                                        ----------------------------------------
                                          -10.76    56.97     15.54      9.19
                                        ----------------------------------------
DESCRIPTION OF FUND
-------------------
Seeks long-term growth of capital by
investing in companies based outside
the United States.                      * Through  09/30/00
--------------------------------------------------------------------------------
NAME OF FUND                            TOTAL RETURNS (%) BASED ON CALENDAR YEAR
------------                            ----------------------------------------
AIM AGGRESSIVE GROWTH                      2000*     1999      1998      1997
                                        ----------------------------------------
                                           23.96    45.06      4.99     12.16
                                        ----------------------------------------
DESCRIPTION OF FUND
-------------------
This fund seeks aggressive capital
growth by investing in small and
mid-sized companies that management
believes will have earnings growth
well in excess of the general economy.  * Through  09/30/00
--------------------------------------------------------------------------------
NAME OF FUND                            TOTAL RETURNS (%) BASED ON CALENDAR YEAR
------------                            ----------------------------------------
DREYFUS FOUNDERS DISCOVERY                 2000*     1999      1998      1997
                                        ----------------------------------------
                                           12.28    94.59     14.19     11.95
                                        ----------------------------------------
DESCRIPTION OF FUND
-------------------
The fund seeks capital appreciation
through the pursuit of targeting small
and relatively unknown companies w/high
growth potential.                       * Through  09/30/00
--------------------------------------------------------------------------------
NAME OF FUND                            TOTAL RETURNS (%) BASED ON CALENDAR YEAR
------------                            ----------------------------------------
FRANKLIN BALANCE SHEET INVESTMENT          2000*     1999      1998      1997
                                        ----------------------------------------
                                           12.79    -1.53     -0.61     25.98
                                        ----------------------------------------
DESCRIPTION OF FUND
-------------------
The fund will seek capital appreciation
and/or high income primarily through
investment in securities that the
portfolio managers believe are undervalued
in the marketplace and trading at a low
price-to-book value.                    * Through  09/30/00
--------------------------------------------------------------------------------
NAME OF FUND                            TOTAL RETURNS (%) BASED ON CALENDAR YEAR
------------                            ----------------------------------------
AIM BLUE CHIP                              2000*     1999      1998      1997
                                        ----------------------------------------
                                            2.07     25.6     30.45     31.96
                                        ----------------------------------------
DESCRIPTION OF FUND
-------------------
The fund seeks long term capital growth
by investing in large established
companies which are considered to be
market leaders. The companies must exhibit
strong earnings growth potential or be
attractively valued relative to their
fundamentals.                           * Through  09/30/00
--------------------------------------------------------------------------------
NAME OF FUND                            TOTAL RETURNS (%) BASED ON CALENDAR YEAR
------------                            ----------------------------------------
MASSACHUSETTES INVESTORS GROWTH            2000*     1999      1998      1997
STOCK FUND                              ----------------------------------------
                                            7.43    38.76       40      48.15
                                        ----------------------------------------
DESCRIPTION OF FUND
-------------------
The fund seeks long term growth of
capital and future income, rather than
current income. The fund invests
primarily in common stocks exhibiting
above-average prospects for long term
growth.                                 * Through  09/30/00
-----------------------------------------------------------------------------

NAME OF FUND
WASHINGTON MUTUAL INVESTORS

----------------------------------------
TOTAL RETURNS (%) BASED ON CALENDAR YEAR
----------------------------------------
2000*      1999       1998        1997
----------------------------------------
2.4        1.16       19.37       33.29
----------------------------------------

DESCRIPTION OF FUND
Seeks current income and an opportunity for
growth of principal consistent with sound
common-stock investing.                          *Through __ 09/30/00
--------------------------------------------------------------------------------

NAME OF FUND
AMERICAN BALANCED

----------------------------------------
TOTAL RETURNS (%) BASED ON CALENDAR YEAR
----------------------------------------
2000*      1999       1998        1997
----------------------------------------
7.48       3.47       11.13       21.04
----------------------------------------

DESCRIPTION OF FUND
The fund seeks conservation of capital,
current income and long term growth of
capital and income by investing in stocks,
bonds, and fixed-income securities.              *Through __ 09/30/00
--------------------------------------------------------------------------------

NAME OF FUND
OPPENHEIMER QUEST OPPORTUNITY VALUE

----------------------------------------
TOTAL RETURNS (%) BASED ON CALENDAR YEAR
----------------------------------------
2000*      1999       1998        1997
----------------------------------------
1.02       9.27        7.66       20.14
----------------------------------------

DESCRIPTION OF FUND
The fund seeks long term growth of capital
utilizing a flexible approach within the portfolio
which can contain stocks, bonds, and cash
equivalents.                                     *Through __ 09/30/00
--------------------------------------------------------------------------------

NAME OF FUND
PIMCO TOTAL RETURN

----------------------------------------
TOTAL RETURNS (%) BASED ON CALENDAR YEAR
----------------------------------------
2000*      1999       1998        1997
----------------------------------------
6.69       -0.82       9.25       10.17
----------------------------------------

DESCRIPTION OF FUND
The fund is a core bond strategy which
seeks maximum total return by focusing on
an intermediate-term, high quality bond
                                                 *Through __ 09/30/00
--------------------------------------------------------------------------------

NAME OF FUND
PW TRUST COMPANY STABLE VALUE

----------------------------------------
TOTAL RETURNS (%) BASED ON CALENDAR YEAR
----------------------------------------
2000*      1999       1998        1997
----------------------------------------
5.76       5.19        5.54        5.86
----------------------------------------

DESCRIPTION OF FUND
The fund's objective is to generate a total
return in excess of the average monthly yield
to maturity of one-year Treasury bills and to
provide stability of principal while maximizing
current income.                                  *Through __ 09/30/00
--------------------------------------------------------------------------------

NAME OF FUND
COMPANY STOCK FUND

-------------------------------------------------
CLOSING PRICE BASED ON CALENDAR YEAR
-------------------------------------------------
9/30/2000*      1999         1998          1997
-------------------------------------------------
$32.25         $32.00       $27.00        $21.66
-------------------------------------------------

DESCRIPTION OF FUND
Invests solely in common stock of Connecticut
Water Service, Inc., the parent company of
Connecticut Water Company. The Company
Stock is traded on the NASDAQ under the
symbol "CTWS."                                   *Closing bid price on 9/30/00
--------------------------------------------------------------------------------